Exhibit 99.1

WRITTEN AGREEMENT

RELATING TO THE FILING OF

JOINT 13D STATEMENT -- SEC RULE 13d-1(k)

Pursuant to Rule 13d-1(k) of the Securities and Exchange Commission, each of the undersigned hereby agrees to the joint filing of Amendment No. 21 to this Schedule 13D/A statement under the Securities Exchange Act of 1934 relating to distribution of the common stock of Emmis Communications Corporation.

Dated: February 11, 2015

/s/ Jeffrey H. Smulyan
Jeffrey H. Smulyan
HSJS, LLC

By	/s/ Jeffrey H. Smulyan
Jeffrey H. Smulyan
Manager

/s/ Herbert J. Simon
Herbert J. Simon